FOR IMMEDIATE RELEASE
DATE: April 21, 2022

HERITAGE FINANCIAL ANNOUNCES FIRST QUARTER 2022 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•Net income was $19.8 million, or $0.56 per diluted share, for the first quarter of 2022 compared to $19.4 million, or $0.55 per diluted share, for the fourth quarter of 2021 and $25.3 million, or $0.70 per diluted share, for the first quarter of 2021.
•Reversal of provision for credit losses was $3.6 million for the first quarter of 2022 compared to $5.0 million for the fourth quarter of 2021 and $7.2 million for the first quarter of 2021.
•Loans receivable grew $5.5 million, or 0.1% (0.6% annualized), in the first quarter of 2022; excluding SBA PPP loan repayments of $80.9 million, loans receivable grew $86.4 million, or 2.4%(1) (9.5% annualized(1)).
•The ratio of nonperforming assets to total assets decreased to 0.22% at March 31, 2022 compared to 0.32% at December 31, 2021 and 0.75% at March 31, 2021.
•Noninterest expense to average total assets, annualized, was 1.95% for the first quarter of 2022 compared to 2.06% for the fourth quarter of 2021 and 2.22% for the first quarter of 2021.
•Declared a regular cash dividend of $0.21 per common share on April 20, 2022.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank ("Bank"), today reported net income of $19.8 million for the first quarter of 2022 compared to $19.4 million for the fourth quarter of 2021 and $25.3 million for the first quarter of 2021. Diluted earnings per share for the first quarter of 2022 were $0.56 compared to $0.55 for the fourth quarter of 2021 and $0.70 for the first quarter of 2021.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage, commented, “While we continue to see challenges from the COVID-environment, we remain focused on delivering strong financial performance and improvements in our operating efficiency by managing expenses and leveraging technology systems. We are well-positioned for the rising rate environment due to our ample balance sheet liquidity, including $1.58 billion in cash and cash equivalents. Additionally, we are seeing loan growth due to a decline in loan payoff activity and the strong economic climate in the Pacific Northwest.
Further, we are pleased with the success of our ongoing efforts to positively contribute to housing in the communities we serve. Heritage Bank recently partnered with Catholic Housing Services in constructing a new affordable housing development of 119 new family units in Seattle’s Rainier Beach Neighborhood. Heritage Bank is providing $31.1 million of construction financing and $14.8 million of permanent financing for this project. Catholic Housing Services will utilize Seattle’s Community Preference Policy, providing housing preference to families with historic ties to the area which will aid in improving demographic dispersion in the neighborhood.”

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of or for the Quarter Ended
	March 31, 2022	December 31, 2021	March 31, 2021

	(Dollars in thousands, except per share amounts)
Net income	$19,757	$19,397	$25,344
Pre-tax, pre-provision income (1)	$19,762	$19,282	$23,247
Diluted earnings per share	$0.56	$0.55	$0.70
Return on average assets (2)	1.08%	1.04%	1.51%
Pre-tax, pre-provision return on average assets (1) (2)	1.08%	1.03%	1.39%
(1) See Non-GAAP Financial Measures section herein.    1
(2) Annualized

	As of or for the Quarter Ended
	March 31, 2022	December 31, 2021	March 31, 2021

Return on average common equity (2)	9.47%	9.06%	12.43%
Return on average tangible common equity (1) (2)	13.83%	13.27%	18.37%
Net interest margin (2)	2.84%	2.85%	3.51%
Cost of total deposits (2)	0.09%	0.09%	0.12%
Efficiency ratio	64.38%	66.61%	61.57%
Noninterest expense to average total assets (2)	1.95%	2.06%	2.22%
Total assets	$7,483,814	$7,432,412	$7,028,392
Loans receivable, net	$3,780,845	$3,773,301	$4,531,644
Total deposits	$6,491,500	$6,394,290	$6,033,124
Loan to deposit ratio (3)	58.9%	59.7%	76.2%
Book value per share	$23.40	$24.34	$22.99
Tangible book value per share (1)	$16.27	$17.19	$15.95
    (1) See Non-GAAP Financial Measures section herein.
    (2) Annualized.
    (3) Loans receivable divided by total deposits.

SBA PPP Loans
The Company has supported its community and customers during the COVID-19 pandemic through its participation in the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”). The SBA PPP ended on May 31, 2021.
The following table summarizes the SBA PPP activity as of and for the periods indicated:

	As of or for the Quarter Ended
	March 31, 2022	December 31, 2021	March 31, 2021

	(In thousands)
Net deferred fees recognized during the period	$2,806	$4,399	$7,040
Net deferred fees unrecognized as of period end	2,130	4,936	22,979
Principal payments received during the period, including forgiveness payments from the SBA	83,684	125,455	174,264
Amortized cost as of period end	64,962	145,840	886,761

Balance Sheet
Total investment securities increased $184.4 million, or 14.4%, to $1.46 billion at March 31, 2022 from $1.28 billion at December 31, 2021 due primarily to purchases to deploy excess liquidity into higher yielding assets.
The following table summarizes the Company's loans receivable, net at the dates indicated:

	March 31, 2022		December 31, 2021		Change
	Balance	% of Total	Balance	% of Total	Amount	%

	(Dollars in thousands)
Commercial business:
Commercial and industrial	$651,523	17.1%	$621,567	16.3%	$29,956	4.8%
SBA PPP	64,962	1.7	145,840	3.8	(80,878)	(55.5)
Owner-occupied commercial real estate ("CRE")	935,705	24.5	931,150	24.4	4,555	0.5
Non-owner occupied CRE	1,505,483	39.4	1,493,099	39.2	12,384	0.8
Total commercial business	3,157,673	82.7	3,191,656	83.7	(33,983)	(1.1)
Residential real estate	223,442	5.8	164,582	4.3	58,860	35.8

	March 31, 2022		December 31, 2021		Change
	Balance	% of Total	Balance	% of Total	Amount	%

Real estate construction and land development:
Residential	83,529	2.2	85,547	2.2	(2,018)	(2.4)
Commercial and multifamily	138,583	3.6	141,336	3.7	(2,753)	(1.9)
Total real estate construction and land development	222,112	5.8	226,883	5.9	(4,771)	(2.1)
Consumer	217,951	5.7	232,541	6.1	(14,590)	(6.3)
Loans receivable	3,821,178	100.0%	3,815,662	100.0%	5,516	0.1
Allowance for credit losses on loans	(40,333)		(42,361)		2,028	(4.8)
Loans receivable, net	$3,780,845		$3,773,301		$7,544	0.2%
Loans receivable grew $5.5 million, or 0.1% (0.6% annualized), in the first quarter of 2022. Excluding SBA PPP loan repayments of $80.9 million, loans receivable grew $86.4 million, or 2.4% (9.5% annualized); see Non-GAAP Financial Measures section herein for the calculation. New loans funded during the first quarter of 2022 were $235.9 million, including $42.2 million of purchased residential real estate loans, as compared to $222.2 million in the fourth quarter of 2021. Additionally, loan repayments declined in the first quarter of 2022 to $149.9 million as compared to $242.9 million in the fourth quarter of 2021, exclusive of SBA PPP loan repayments, net deferred fees, and net acquired discounts.
Total deposits increased at a quarterly growth rate of 1.5%, or an annualized rate of 6.2%, from December 31, 2021. The following table summarizes the Company's total deposits at the dates indicated:

	March 31, 2022		December 31, 2021		Change
	Balance	% of Total	Balance	% of Total	Amount	%

	(Dollars in thousands)
Noninterest demand deposits	$2,393,972	36.9%	$2,343,909	36.7%	$50,063	2.1%
Interest bearing demand deposits	2,018,032	31.1	1,946,605	30.4	71,427	3.7
Money market accounts	1,099,539	16.9	1,120,174	17.5	(20,635)	(1.8)
Savings accounts	651,541	10.0	640,763	10.0	10,778	1.7
Total non-maturity deposits	6,163,084	94.9	6,051,451	94.6	111,633	1.8
Certificates of deposit	328,416	5.1	342,839	5.4	(14,423)	(4.2)
Total deposits	$6,491,500	100.0%	$6,394,290	100.0%	$97,210	1.5%
During the first quarter of 2022, the Company repurchased $2.0 million, or 80,559 shares of its common stock at a weighted average price per share of $25.17, as compared to the repurchase of $1.5 million, or 63,884 shares of its common stock, at a weighted average price per share of $23.02, during the fourth quarter of 2021. As of March 31, 2022, there were 657,745 shares available for repurchase under the current repurchase plan.
The Company and Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized”. The following table summarizes capital ratios for the Company at the dates indicated:

	March 31, 2022	December 31, 2021	Change
Capital Ratios:
Stockholders' equity to total assets	11.0%	11.5%	(0.5)%
Tangible common equity to tangible assets (1)	7.9	8.4	(0.5)
Common equity Tier 1 capital to risk-weighted assets (2)	13.4	13.5	(0.1)
Tier 1 leverage capital to average quarterly assets (2)	8.8	8.7	0.1
Tier 1 capital to risk-weighted assets (2)	13.9	13.9	—
Total capital to risk-weighted assets (2)	14.7	14.8	(0.1)
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.
The stockholders' equity to total assets ratio and the tangible common equity to tangible assets ratio both declined due primarily to a decrease in accumulated other comprehensive income of $43.6 million during the first quarter of 2022 following an increase in market interest rates during the quarter, which negatively impacted the fair value of our investment securities available for sale at March 31, 2022.

Allowance for Credit Losses and Provision for Credit Losses
The following table provides detail on the changes in the allowance for credit losses ("ACL") on loans and the ACL on unfunded commitments ("Unfunded") and the related (reversal of) provision for credit losses for the periods indicated:

	As of or for the Quarter Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total

	(Dollars in thousands)
Balance, beginning of period	$42,361	$2,607	$44,968	$48,317	$2,154	$50,471	$70,185	$4,681	$74,866
(Reversal of) provision for credit losses	(2,522)	(1,055)	(3,577)	(5,490)	453	(5,037)	(6,135)	(1,064)	(7,199)
Net recovery (charge-offs)	494	—	494	(466)	—	(466)	175	—	175
Balance, end of period	$40,333	$1,552	$41,885	$42,361	$2,607	$44,968	$64,225	$3,617	$67,842
The ACL on loans decreased compared to December 31, 2021 due primarily to a reduction of loans individually evaluated for losses and their related ACL as well as changes in the loan mix and continued improvement in forecasted economic indicators used to calculate credit losses.

Credit Quality
Nonperforming assets decreased to 0.22% of total assets at March 31, 2022 compared to 0.32% of total assets at December 31, 2021. Nonperforming assets at both March 31, 2022 and December 31, 2021 consisted only of nonaccrual loans. Changes in nonaccrual loans during the periods indicated were as follows:

	Quarter Ended
	March 31, 2022	December 31, 2021	March 31, 2021

	(In thousands)
Balance, beginning of period	$23,754	$25,894	$58,092
Additions to nonaccrual loan classification	—	333	468
Net principal payments and transfers to accruing status	(3,804)	(1,435)	(1,981)
Payoffs	(3,369)	(540)	(3,709)
Charge-offs	(54)	(498)	(2)
Balance, end of period	$16,527	$23,754	$52,868
Nonaccrual loans declined $7.2 million, or 30.4%, due primarily to ongoing collection efforts, including the partial payoff of two large commercial and industrial loan relationships, the payoff of one non-owner occupied CRE relationship, and the transfer of two commercial business loan relationships back to accruing status.

Net Interest Income and Net Interest Margin
Net interest income decreased $1.0 million, or 2.0%, for the first quarter of 2022 compared to the fourth quarter of 2021 due primarily to a decrease in deferred SBA PPP loan fees recognized due to a decrease in the volume of forgiven SBA PPP loans, offset partially by an increase in interest income on investment securities.
Net interest income decreased $5.3 million, or 10.1%, compared to the first quarter of 2021 also due primarily to the decrease in deferred SBA PPP loan fees recognized as well as a slightly lower loan yield. The decrease in net interest income was offset partially by a higher average balance of taxable investment securities.

The following table presents the loan yield and the impact of SBA PPP loans and the incremental accretion on purchased loans on this financial measure for the periods presented below:

	Quarter Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Loan yield (GAAP)	4.41%	4.42%	4.47%
Exclude impact from SBA PPP loans	(0.21)	(0.29)	0.01
Exclude impact from incremental accretion on purchased loans	(0.06)	(0.05)	(0.12)
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans (non-GAAP) (1)	4.14%	4.08%	4.36%
(1) See Non-GAAP Financial Measures section.
The impact to loan yield from recoveries of interest and fees on loans classified as nonaccrual was 11 basis points during the first quarter of 2022, including the recovery of $774,000 from a non-owner occupied CRE relationship, compared to one basis point during the fourth quarter of 2021.
Net interest margin decreased slightly to 2.84% for the first quarter of 2022 as compared to 2.85% for the fourth quarter of 2021.
Net interest margin decreased from 3.51% for the first quarter of 2021 due primarily to the change in the mix of total interest earning assets, including a significant increase in the balance of lower yielding average interest earning deposits, and secondarily due to lower loan yield.

Noninterest Income
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	March 31, 2022	December 31, 2021	March 31, 2021	Change	% Change	Change	% Change

	(Dollar amounts in thousands)
Service charges and other fees	$2,296	$2,302	$1,892	$(6)	(0.3)%	$404	21.4%
Card revenue	2,441	2,285	2,097	156	6.8	344	16.4
Gain on sale of investment securities, net	—	—	29	—	—	(29)	(100.0)
Gain on sale of loans, net	241	506	1,370	(265)	(52.4)	(1,129)	(82.4)
Interest rate swap fees	279	174	152	105	60.3	127	83.6
Bank owned life insurance income	1,695	500	656	1,195	239.0	1,039	158.4
Gain on sale of other assets, net	204	2,717	22	(2,513)	(92.5)	182	827.3
Other income	1,382	1,355	2,033	27	2.0	(651)	(32.0)
Total noninterest income	$8,538	$9,839	$8,251	$(1,301)	(13.2)%	$287	3.5%
Noninterest income decreased during the first quarter of 2022 compared to the fourth quarter of 2021 due primarily to the prior quarter's gain of $2.7 million related to the sale and leaseback of the Company's headquarters included in gain on sale of other assets, net, offset partially by an increase in bank owned life insurance income due to the recognition of a death benefit of $1.0 million during the current quarter.
Noninterest income increased from the same period in 2021 due primarily to the current quarter death benefit discussed above and increases in service charges and other fees and card revenue reflecting increased customer transactions as businesses reopened in our market areas, offset partially by reduced gain on sale of loans, net as sales volume of secondary market mortgage loans declined.

Noninterest Expense
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	March 31, 2022	December 31, 2021	March 31, 2021	Change	% Change	Change	% Change

	(Dollar amounts in thousands)
Compensation and employee benefits	$21,252	$22,798	$22,201	$(1,546)	(6.8)%	$(949)	(4.3)%
Occupancy and equipment	4,331	4,325	4,454	6	0.1	(123)	(2.8)
Data processing	4,061	4,694	3,812	(633)	(13.5)	249	6.5
Marketing	266	577	513	(311)	(53.9)	(247)	(48.1)
Professional services	699	763	1,270	(64)	(8.4)	(571)	(45.0)
State/municipal business and use tax	796	850	972	(54)	(6.4)	(176)	(18.1)
Federal deposit insurance premium	600	628	589	(28)	(4.5)	11	1.9
Amortization of intangible assets	704	759	797	(55)	(7.2)	(93)	(11.7)
Other expense	3,011	3,071	2,634	(60)	(2.0)	377	14.3
Total noninterest expense	$35,720	$38,465	$37,242	$(2,745)	(7.1)%	$(1,522)	(4.1)%
Noninterest expense decreased from the fourth quarter of 2021 due primarily to a decrease in compensation and employee benefits as the accrual for incentive compensation declined compared to the fourth quarter of 2021. Data processing declined as software implementation costs related to technology initiatives were included in the fourth quarter of 2021.
Noninterest expense decreased from the same period in 2021 due primarily to a decrease in compensation and employee benefits from lower headcount and secondarily due to a decrease in professional services which was elevated during the first quarter of 2021 due to costs associated with our participation in the second tranche of the SBA PPP.

Income Tax Expense
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	March 31, 2022	December 31, 2021	March 31, 2021	Change	% Change	Change	% Change

	(Dollar amounts in thousands)
Income before income taxes	$23,339	$24,319	$30,446	$(980)	(4.0)%	$(7,107)	(23.3)%
Income tax expense	$3,582	$4,922	$5,102	$(1,340)	(27.2)%	$(1,520)	(29.8)%
Effective income tax rate	15.3%	20.2%	16.8%	(4.9)%	(24.3)%	(1.5)%	(8.9)%
Income tax expense decreased for the first quarter of 2022 compared to the fourth quarter of 2021 and the same period in 2021 primarily reflecting the change in income before income taxes earned between the periods. Additionally, the effective income tax rate was higher during the fourth quarter of 2021 due primarily to an increase in annual pre-tax income for the year ended 2021, which decreased the impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and low-income housing tax credits.

Dividend
On April 20, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.21 per share. The dividend is payable on May 18, 2022 to shareholders of record as of the close of business on May 4, 2022.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on Thursday, April 21, 2022 at 11:00 a.m. Pacific time. To access the call, please dial (844) 200-6205 -- access code 097736 a few minutes prior to 11:00 a.m. Pacific time. The call will be available for replay through April 28, 2022 by dialing (866) 813-9403 -- access code 921221.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branch network of 49 banking offices in Washington and Oregon. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: the effect of the COVID-19 pandemic, including on the Company’s credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes, including as a result of the COVID-19 pandemic; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2022 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	March 31, 2022	December 31, 2021
Assets
Cash on hand and in banks	$87,907	$61,377
Interest earning deposits	1,488,815	1,661,915
Cash and cash equivalents	1,576,722	1,723,292
Investment securities available for sale, at fair value (amortized cost of $1,085,016 and $883,832, respectively)	1,039,924	894,335
Investment securities held to maturity, at amortized cost (fair value of $384,822 and $376,331, respectively)	422,213	383,393
Total investment securities	1,462,137	1,277,728
Loans held for sale	1,142	1,476
Loans receivable	3,821,178	3,815,662
Allowance for credit losses on loans	(40,333)	(42,361)
Loans receivable, net	3,780,845	3,773,301
Other real estate owned	—	—
Premises and equipment, net	78,737	79,370
Federal Home Loan Bank stock, at cost	8,916	7,933
Bank owned life insurance	119,929	120,196
Accrued interest receivable	14,582	14,657
Prepaid expenses and other assets	190,592	183,543
Other intangible assets, net	9,273	9,977
Goodwill	240,939	240,939
Total assets	$7,483,814	$7,432,412

Liabilities and Stockholders' Equity
Deposits	$6,491,500	$6,394,290
Junior subordinated debentures	21,253	21,180
Securities sold under agreement to repurchase	49,069	50,839
Accrued expenses and other liabilities	100,543	111,671
Total liabilities	6,662,365	6,577,980

Common stock	550,096	551,798
Retained earnings	305,581	293,238
Accumulated other comprehensive (loss) income, net	(34,228)	9,396
Total stockholders' equity	821,449	854,432
Total liabilities and stockholders' equity	$7,483,814	$7,432,412

Shares outstanding	35,102,372	35,105,779

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Quarter Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Interest Income
Interest and fees on loans	$41,025	$42,695	$49,524
Taxable interest on investment securities	6,003	5,197	3,534
Nontaxable interest on investment securities	860	1,063	958
Interest on interest earning deposits	706	633	175
Total interest income	48,594	49,588	54,191
Interest Expense
Deposits	1,424	1,464	1,728
Junior subordinated debentures	194	185	187
Other borrowings	32	31	38
Total interest expense	1,650	1,680	1,953
Net interest income	46,944	47,908	52,238
Reversal of provision for credit losses	(3,577)	(5,037)	(7,199)
Net interest income after reversal of provision for credit losses	50,521	52,945	59,437
Noninterest Income
Service charges and other fees	2,296	2,302	1,892
Card revenue	2,441	2,285	2,097
Gain on sale of investment securities, net	—	—	29
Gain on sale of loans, net	241	506	1,370
Interest rate swap fees	279	174	152
Bank owned life insurance income	1,695	500	656
Gain on sale of other assets, net	204	2,717	22
Other income	1,382	1,355	2,033
Total noninterest income	8,538	9,839	8,251
Noninterest Expense
Compensation and employee benefits	21,252	22,798	22,201
Occupancy and equipment	4,331	4,325	4,454
Data processing	4,061	4,694	3,812
Marketing	266	577	513
Professional services	699	763	1,270
State/municipal business and use taxes	796	850	972
Federal deposit insurance premium	600	628	589
Amortization of intangible assets	704	759	797
Other expense	3,011	3,071	2,634
Total noninterest expense	35,720	38,465	37,242
Income before income taxes	23,339	24,319	30,446
Income tax expense	3,582	4,922	5,102
Net income	$19,757	$19,397	$25,344

Basic earnings per share	$0.56	$0.56	$0.70
Diluted earnings per share	$0.56	$0.55	$0.70
Dividends declared per share	$0.21	$0.21	$0.20
Average shares outstanding - basic	35,094,725	35,154,382	35,926,950
Average shares outstanding - diluted	35,412,098	35,439,998	36,232,204

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended
	March 31, 2022	December 31, 2021	March 31, 2021

Allowance for Credit Losses on Loans:
Balance, beginning of period	$42,361	$48,317	$70,185
Reversal of provision for credit losses on loans	(2,522)	(5,490)	(6,135)
Charge-offs:
Commercial business	(199)	(519)	(1)
Residential real estate	(30)	—	—
Real estate construction and land development	—	—	(1)
Consumer	(126)	(160)	(185)
Total charge-offs	(355)	(679)	(187)
Recoveries:
Commercial business	272	81	207
Residential real estate	3	—	—
Real estate construction and land development	8	4	16
Consumer	566	128	139
Total recoveries	849	213	362
Net recoveries (charge-offs)	494	(466)	175
Balance, end of period	$40,333	$42,361	$64,225
Net (recoveries) charge-offs on loans to average loans, annualized	(0.05)%	0.05%	(0.02)%

	March 31, 2022	December 31, 2021
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$15,956	$23,107
Residential real estate	—	47
Real estate construction and land development	571	571
Consumer	—	29
Total nonaccrual loans	16,527	23,754
Other real estate owned	—	—
Nonperforming assets	$16,527	$23,754

Restructured performing loans	$62,627	$59,110
Accruing loans past due 90 days or more	1,318	293
ACL on loans to:
Loans receivable	1.06%	1.11%
Loans receivable, excluding SBA PPP loans (1)	1.07%	1.15%
Nonaccrual loans	244.04%	178.33%
Nonperforming loans to loans receivable	0.43%	0.62%
Nonperforming assets to total assets	0.22%	0.32%
(1) See Non-GAAP Financial Measures section herein.

Average Balances, Yields, and Rates Paid:

	Quarter Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2)(3)	$3,773,325	$41,025	4.41%	$3,836,029	$42,695	4.42%	$4,490,499	$49,524	4.47%
Taxable securities	1,271,557	6,003	1.91	1,016,629	5,197	2.03	674,268	3,534	2.13
Nontaxable securities (3)	146,409	860	2.38	153,686	1,063	2.74	163,914	958	2.37
Interest earning deposits	1,503,287	706	0.19	1,665,640	633	0.15	713,885	175	0.10
Total interest earning assets	6,694,578	48,594	2.94%	6,671,984	49,588	2.95%	6,042,566	54,191	3.64%
Noninterest earning assets	740,209			731,613			757,059
Total assets	$7,434,787			$7,403,597			6,799,625
Interest Bearing Liabilities:
Certificates of deposit	$336,353	$338	0.41%	$349,708	$364	0.41%	$393,268	$559	0.58%
Savings accounts	646,684	87	0.05	631,531	93	0.06	560,094	95	0.07
Interest bearing demand and money market accounts	3,066,320	999	0.13	2,996,482	1,007	0.13	2,732,134	1,074	0.16
Total interest bearing deposits	4,049,357	1,424	0.14	3,977,721	1,464	0.15	3,685,496	1,728	0.19
Junior subordinated debentures	21,214	194	3.71	21,140	185	3.47	20,913	187	3.63
Securities sold under agreement to repurchase	50,017	32	0.26	46,942	31	0.26	40,074	38	0.38
Total interest bearing liabilities	4,120,588	1,650	0.16%	4,045,803	1,680	0.16%	3,746,483	1,953	0.21%
Noninterest demand deposits	2,359,451			2,396,452			2,105,039
Other noninterest bearing liabilities	108,663			111,959			121,082
Stockholders’ equity	846,085			849,383			827,021
Total liabilities and stockholders’ equity	$7,434,787			$7,403,597			$6,799,625
Net interest income and spread		$46,944	2.78%		$47,908	2.79%		$52,238	3.43%
Net interest margin			2.84%			2.85%			3.51%
(1)Annualized; average balances are calculated using daily balances.
(2)Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $3.4 million, $5.2 million and $7.3 million for the first quarter of 2022, fourth quarter of 2021 and first quarter of 2021, respectively.
(3)Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Quarter Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Earnings:
Net interest income	$46,944	$47,908	$51,378	$54,265	$52,238
Reversal of provision for credit losses	(3,577)	(5,037)	(3,149)	(13,987)	(7,199)
Noninterest income	8,538	9,839	8,228	8,297	8,251
Noninterest expense	35,720	38,465	37,166	36,396	37,242
Net income	19,757	19,397	20,592	32,702	25,344
Pre-tax, pre-provision net income (3)	19,762	19,282	22,440	26,166	23,247
Basic earnings per share	$0.56	$0.56	$0.58	$0.91	$0.70
Diluted earnings per share	$0.56	$0.55	$0.58	$0.90	$0.70
Average Balances:
Loans receivable, net (1)	$3,773,325	$3,836,029	$4,005.585	$4,402,868	$4,490,499
Total investment securities	1,417,966	1,170,315	1,051,281	959,512	838,182
Total interest earning assets	6,694,578	6,671,984	6,474.527	6,327,171	6,042,566
Total assets	7,434,787	7,403,597	7,214,960	7,079,205	6,799,625
Total interest bearing deposits	4,049,357	3,977,721	3,856,663	3,809,750	3,685,496
Total noninterest demand deposits	2,359,451	2,396,452	2,313.145	2,261,373	2,105,039
Stockholders' equity	846,085	849,383	855,708	835,761	827,021
Financial Ratios:
Return on average assets (2)	1.08%	1.04%	1.13%	1.85%	1.51%
Pre-tax, pre-provision return on average assets (2)(3)	1.08	1.03	1.23	1.48	1.39
Return on average common equity (2)	9.47	9.06	9.55	15.69	12.43
Return on average tangible common equity (2) (3)	13.83	13.27	13.93	22.94	18.37
Efficiency ratio	64.38	66.61	62.35	58.18	61.57
Noninterest expense to average total assets (2)	1.95	2.06	2.04	2.06	2.22
Net interest margin (2)	2.84	2.85	3.15	3.44	3.51
Net interest spread (2)	2.78	2.79	3.08	3.37	3.43
(1) Average loan receivable, net includes loans held for sale.
(2) Annualized.
(3) See Non-GAAP Financial Measures section herein.

	As of or for the Quarter Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Select Balance Sheet:
Total assets	$7,483,814	$7,432,412	$7,259,038	$7,105,672	$7,028,392
Loans receivable, net	3,780,845	3,773,301	3,905,567	4,155,968	4,531,644
Total investment securities	1,462,137	1,277,728	1,072,600	1,049,524	893,558
Deposits	6,491,500	6,394,290	6,229,017	6,074,385	6,033,124
Noninterest demand deposits	2,393,972	2,343,909	2,312,707	2,269,020	2,218,988
Stockholders' equity	821,449	854,432	848,404	855,984	827,151
Financial Measures:
Book value per share	$23.40	$24.34	$24.13	$23.77	$22.99
Tangible book value per share (1)	16.27	17.19	16.97	16.76	15.95
Stockholders' equity to total assets	11.0%	11.5%	11.7%	12.0%	11.8%
Tangible common equity to tangible assets (1)	7.9	8.4	8.5	8.8	8.5
Loans to deposits ratio	58.9	59.7	63.5	69.3	76.2
Regulatory Capital Ratios:
Common equity Tier 1 capital to risk-weighted assets(2)	13.4%	13.5%	13.3%	13.6%	12.8%
Tier 1 leverage capital to average assets(2)	8.8%	8.7%	8.8%	9.1%	9.1%
Tier 1 capital to risk-weighted assets(2)	13.9%	13.9%	13.8%	14.0%	13.2%
Total capital to risk-weighted assets(2)	14.7%	14.8%	14.8%	15.1%	14.5%
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.06%	1.11%	1.22%	1.23%	1.40%
Loans receivable, excluding SBA PPP loans (1)	1.07	1.15	1.31	1.41	1.73
Nonperforming loans	244.04	178.33	186.60	145.90	121.48
Nonperforming loans to loans receivable	0.43	0.62	0.65	0.84	1.15
Nonperforming assets to total assets	0.22	0.32	0.36	0.50	0.75
Net (recoveries) charge-offs on loans to average loans receivable	(0.05)	0.05	0.04	(0.01)	(0.02)
Criticized Loans by Credit Quality Rating:
Special mention	$63,269	$71,020	$90,554	$100,317	$108,975
Substandard	111,300	112,450	126,964	135,374	160,461
Other Metrics:
Number of banking offices	49	49	53	53	53
Average number of full-time equivalent employees	751	782	813	822	840
Deposits per branch	$132,480	$130,496	$117,529	$114,611	$113,833
Average assets per full-time equivalent employee	9,905	9,469	8,877	8,607	8,098
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollar amounts in thousands, except per share amounts)
This earnings release contains certain financial measures not presented in accordance with Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$821,449	$854,432	$848,404	$855,984	$827,151
Exclude intangible assets	(250,212)	(250,916)	(251,675)	(252,433)	(253,230)
Tangible common equity (non-GAAP)	$571,237	$603,516	$596,729	$603,551	$573,921

Total assets (GAAP)	$7,483,814	$7,432,412	$7,259,038	$7,105,672	$7,028,392
Exclude intangible assets	(250,212)	(250,916)	(251,675)	(252,433)	(253,230)
Tangible assets (non-GAAP)	$7,233,602	$7,181,496	$7,007,363	$6,853,239	$6,775,162

Stockholders' equity to total assets (GAAP)	11.0%	11.5%	11.7%	12.0%	11.8%
Tangible common equity to tangible assets (non-GAAP)	7.9%	8.4%	8.5%	8.8%	8.5%

Shares outstanding	35,102,372	35,105,779	35,166,599	36,006,560	35,981,317

Book value per share (GAAP)	$23.40	$24.34	$24.13	$23.77	$22.99
Tangible book value per share (non-GAAP)	$16.27	$17.19	$16.97	$16.76	$15.95
The Company considers presenting the ratio of ACL on loans to loans receivable, excluding SBA PPP loans, to be a useful measurement in evaluating the adequacy of the Company's ACL on loans as the balance of SBA PPP loans was significant to the loan portfolio; however, since SBA PPP loans are guaranteed by the SBA, the Company has not provided an ACL on loans for these loans.

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
ACL on Loans to Loans Receivable, excluding SBA PPP Loans:
Allowance for credit losses on loans	$40,333	$42,361	$48,317	$51,562	$64,225

Loans receivable (GAAP)	$3,821,178	$3,815,662	$3,953,884	$4,207,530	$4,595,869
Exclude SBA PPP loans	(64,962)	(145,840)	(266,896)	(544,250)	(886,761)
Loans receivable, excluding SBA PPP loans (non-GAAP)	$3,756,216	$3,669,822	$3,686,988	$3,663,280	$3,709,108

ACL on loans to loans receivable (GAAP)	1.06%	1.11%	1.22%	1.23%	1.40%
ACL on loans to loans receivable, excluding SBA PPP loans (non-GAAP)	1.07%	1.15%	1.31%	1.41%	1.73%

Similarly, presenting the change in loans receivable excluding the change in SBA PPP loans is useful in assessing the impact of these special program loans to the Company's loan production efforts:

	March 31, 2022	December 31, 2021
Change in Loans Receivable, excluding SBA PPP Loans:
Loans receivable (GAAP)	$3,821,178	$3,815,662
Exclude SBA PPP loans	(64,962)	(145,840)
Loans receivable, excluding SBA PPP loans (non-GAAP)	$3,756,216	$3,669,822

Change from prior quarter (amount)
Change in loans receivable from prior quarter (GAAP)	$5,516
Exclude change in SBA PPP loans from prior quarter	(80,878)
Change in loans receivable from prior quarter, excluding SBA PPP loans (non-GAAP)	$86,394

Change from prior quarter (percentage)
Percent change in loans receivable (GAAP)	0.1%
Percent change in loans receivable, excluding SBA PPP loans (non-GAAP)	2.4%
Percent change in loans receivable, annualized (GAAP)	0.6%
Percent change in loans receivable, excluding SBA PPP loans, annualized (non-GAAP)	9.5%
The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated.

	Quarter Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$19,757	$19,397	$20,592	$32,702	$25,344
Add amortization of intangible assets	704	759	758	797	797
Exclude tax effect of adjustment	(148)	(159)	(159)	(167)	(167)
Tangible net income (non-GAAP)	$20,313	$19,997	$21,191	$33,332	$25,974

Average stockholders' equity (GAAP)	$846,085	$849,383	$855,708	$835,761	$827,021
Exclude average intangible assets	(250,593)	(251,331)	(252,159)	(252,956)	(253,747)
Average tangible common stockholders' equity (non-GAAP)	$595,492	$598,052	$603,549	$582,805	$573,274

Return on average common equity, annualized (GAAP)	9.47%	9.06%	9.55%	15.69%	12.43%
Return on average tangible common equity, annualized (non-GAAP)	13.83%	13.27%	13.93%	22.94%	18.37%
The Company believes that presenting pre-tax pre-provision income, which reflects its profitability before income taxes and provision for credit losses, and the pre-tax, pre-provision return on average assets, are useful measurements in assessing its operating income and expenses by removing the volatility that may be associated with credit loss provisions. The Company also believes that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on credit loss provisions of various institutions has varied based on the geography of the communities served by a particular institution and the decision to adopt or defer the current expected credit losses ("CECL") methodology required by ASU 2016-13.

	Quarter Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Pre-tax, Pre-provision Income and Pre-tax, Pre-provision Return on Average Assets, annualized:
Net income (GAAP)	$19,757	$19,397	$20,592	$32,702	$25,344
Add income tax expense	3,582	4,922	4,997	7,451	5,102
Add reversal of provision for credit losses	(3,577)	(5,037)	(3,149)	(13,987)	(7,199)
Pre-tax, pre-provision income (non-GAAP)	$19,762	$19,282	$22,440	$26,166	$23,247

Average total assets (GAAP)	$7,434,787	$7,403,597	$7,214,960	$7,079,205	$6,799,625

Return on average assets, annualized (GAAP)	1.08%	1.04%	1.13%	1.85%	1.51%
Pre-tax, pre-provision return on average assets (non-GAAP)	1.08%	1.03%	1.23%	1.48%	1.39%
The Company believes presenting loan yield excluding the effect of discount accretion on purchased loans is useful in assessing the impact of acquisition accounting on loan yield as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off its balance sheet. Incremental accretion on purchased loans represents the amount of interest income recorded on purchased loans in excess of the contractual stated interest rate in the individual loan notes due to incremental accretion of purchased discount or premium. Purchased discount or premium is the difference between the contractual loan balance and the fair value of acquired loans at the acquisition date, or as modified by the adoption of Accounting Standards Update ("ASU") 2016-13. The purchased discount is accreted into income over the remaining life of the loan. The impact of incremental accretion on loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.
Similarly, presenting loan yield excluding the effect of SBA PPP loans is useful in assessing the impact of these special program loans that are anticipated to substantially decrease within a short time frame.

	Quarter Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Loan Yield, excluding SBA PPP Loans and Incremental Accretion on Purchased Loans, annualized:
Interest and fees on loans (GAAP)	$41,025	$42,695	$49,524
Exclude interest and fees on SBA PPP loans	(3,081)	(4,928)	(9,136)
Exclude incremental accretion on purchased loans	(584)	(387)	(1,075)
Adjusted interest and fees on loans (non-GAAP)	$37,360	$37,380	$39,313

Average loans receivable, net (GAAP)	$3,773,325	$3,836,029	$4,490,499
Exclude average SBA PPP loans	(109,594)	(204,436)	(832,148)
Adjusted average loans receivable, net (non-GAAP)	$3,663,731	$3,631,593	$3,658,351

Loan yield, annualized (GAAP)	4.41%	4.42%	4.47%
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, annualized (non-GAAP)	4.14%	4.08%	4.36%